Contact: Amber Wallace
Vice President of Marketing
Farmers National Bank
330-720-6441
awallace@fnbcanfield.com

FOR IMMEDIATE RELEASE

FARMERS NATIONAL BANC CORP. COMPLETES THE ACQUISITION OF BUTLER WICK TRUST COMPANY FROM UNITED
COMMUNITY FINANCIAL CORP.

CANFIELD, Ohio, March 31, 2009 – Farmers National Banc Corp. (“Farmers”,OTCB: FMNB) has successfully completed its Stock Purchase Agreement resulting in the acquisition of all of the outstanding capital stock of Butler Wick Trust Company, Inc. (“Butler Trust”), formerly a wholly-owned subsidiary of Butler Wick Corp. Formed in 1995, Butler Wick Trust Company provides investment, trust, and estate services to private individuals and small corporate clients with a high level of attention and confidentiality. These services continue under the acquired entity’s new name: Farmers Trust Company.

Under the Stock Purchase Agreement, Farmers acquired the capital stock of Butler Wick Trust Company from Butler Wick Corp. for cash in the amount of $12.125 million. This agreement was first made public January 8th of this year. “The acquisition brings together two long-time Mahoning Valley companies through a combination that is consistent with Farmers’ wealth management and trust strategic vision,” stated Frank L. Paden, President and CEO of Farmers.

“We believe that a combination of Farmers and Butler Wick Trust Company represents a win-win for our respective organizations. We are already seeing how this new addition to Farmers National Bank significantly complements our core retail banking and asset management franchises,” stated John S. Gulas, Chief Operating Officer of Farmers.

The transition from Butler Wick Trust Company to Farmers Trust Company was seamless to both customers and employees. James H. Sisek, who was Butler Wick Trust Company’s top executive, remains President & Chief Executive Officer of the acquired entity. Former Butler Wick Trust Company clients continue to work with the same client representatives, officers and employees and the two office locations will remain the same.

“Our partnership has proven to be strategic; those of us who worked at Butler Wick Trust Company share a similar history and culture to Farmers, and that is what helped draw us all together,” said James H. Sisek, President & Chief Executive Officer of Farmers Trust Company. “We strive to continue exceeding our clients’ expectations, and we are excited to realize this combination truly allows us to serve them even better,” he added.

About The Companies:

Farmers National Banc Corp of Canfield, OH
• • • • • •
Farmers National Banc Corp. (“Farmers”) is a one-bank holding company headquartered in Canfield, Ohio.
Fully diluted market capitalization in excess of $60 million.
Farmers’ principal subsidiary is the Farmers National Bank of Canfield, chartered in 1887 as a national bank, an independently-owned community bank.
The bank offers full-service financial services in commercial and retail banking with the exception of trust services. Additional information can be found on the Company’s website: www.fnbcanfield.com.
Its main business is conducted out of 16 offices located in the counties of Mahoning, Columbiana, and
Trumbull, in Northeastern Ohio.
The bank is a member of the Federal Reserve System and Federal Deposit Insurance Corporation and is subject to supervision and regulation by the Comptroller of the Currency, Administrator of National Banks.

Butler Wick Trust Company
• • • • •
Founded in 1995 and wholly owned by Butler Wick Corp, which is a wholly-owned subsidiary of United Community
Financial Corp. (NASDAQ: UCFC).
Over $600M in trust assets
Corporate offices in Youngstown and Howland, Ohio.
Butler Wick Trust Company is a state bank chartered by the Ohio Division of Financial Institutions to provide complete fiduciary services including estate planning, trust administration, advisory services,
IRA’s and employee benefit profit sharing plans in accordance with Chapter 1111 of the Ohio Revised Code.
Employs 27 trust professionals in two locations in the State of Ohio.

Park Sutton Advisors, LLC, a New York-based investment banking boutique that specializes in the asset & wealth management industry, and Niehaus & Associates in Toledo, OH, served as financial and legal advisors to Farmers in connection with the transaction.

Forward Looking Statements:

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and this statement is included for the express purpose of protecting Farmers National Banc Corp. under this Act’s safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that may cause actual results and actions of the Company to differ materially from those projected, including: the price of the Company’s stock in the market, availability and liquidity of the Company’s stock, conditions in the stock market, general economic conditions; business conditions in the banking industry; the regulatory environment; new legislation; fluctuating interest rate environments and other matters. Readers are cautioned not to place undue reliance on the forward-looking statements. Farmers National Banc Corp. undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release.

* * *